                          streetTRACKS(R) Series Trust
                               One Lincoln Street
                                Boston, MA 02111

State Street Bank and Trust Company
One Lincoln Street
Boston, MA 02111

Ladies and Gentlemen:

     Reference is made to the Administration Agreement between us dated as of September 22, 2000 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of additional investment portfolios of streetTRACKS(R) Series Trust:

     SPDR(R) Lehman 1-3 Month T-Bill ETF;
     SPDR(R) Lehman Short Term Treasury ETF;
     SPDR(R) Lehman Intermediate Term Treasury ETF;
     SPDR(R) Lehman Long Term Treasury ETF;
     SPDR(R) Barclays Capital TIPS ETF;
     SPDR(R) Lehman Short Term Corporate Bond ETF;
     SPDR(R) Lehman Intermediate Term Corporate Bond ETF;
     SPDR(R) Lehman Long Term Corporate Bond ETF;
     SPDR(R) Lehman Aggregate Bond ETF; and
     (collectively, the "New Funds").

     In accordance with the Additional Funds provision of Section 1 of the Agreement, we request that you act as Administrator with respect to the New Funds.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                        Sincerely,

                                        streetTRACKS(R) Series Trust


                                        By:
                                            ------------------------------------
                                            James Ross, President


                                        Accepted:

                                        State Street Bank and Trust Company


                                        By:
                                            ------------------------------------
                                            Gary L. French, Senior Vice
                                            President

As of May 23, 2007